Exhibit No. EX-32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C.Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Sovereign Exploration Associates International, Inc. (The "Company") hereby certifies, to such officers' knowledge, that:

(i) the accompanying Annual Report on Form 10-KSB of the Company for the year ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 11, 2007                                                                     /s/ Robert D. Baca
                                                                                                          Robert D. Baca
                                                                                                          Chief Executive Officer

Date: October 11, 2007                                                                        /s/ Martin Thorp
                                                                                                             Martin Thorp
                                                                                                             Chief Financial Officer